Exhibit 99.1

MOBILE MINI APPOINTS AUDRA TAYLOR

CHIEF ACCOUNTING OFFICER

FOR IMMEDIATE RELEASE

Tempe, AZ – September 6, 2013 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today announced the appointment of Audra Taylor as Vice President and Chief Accounting Officer, effective September 16, 2013. Taylor succeeds Deborah Keeley, who is leaving the Company.

Ms. Taylor was most recently the Vice President of Finance at LifeLock. Prior to that she served as Vice President & Controller at RSC Equipment Rental. Taylor also spent many years as Chief Financial Officer & Chief Operating Officer of McMurry, Inc., an interactive publishing and advertising company. Ms. Taylor received her accounting degree from Ferris State University and is a registered CPA.

“Audra’s long and successful track record in accounting and finance will enhance and further strengthen our finance team,” commented Mark Funk, Executive Vice President & Chief Financial Officer. “We are very excited to use her expertise to leverage our operational and financial reporting to continue to drive growth in our business.”

About Mobile Mini

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index. For more information visit www.mobilemini.com

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(480) 477-0241 www.mobilemini.com